UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2021

Todos Medical Ltd.

(Exact name of registrant as specified in its charter)

Israel	000-56026	n/a
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

121 Derech Menachem Begin, 30th Floor

Tel Aviv, 6701203 Israel

(Address of principal executive offices)

Registrant’s telephone number, including area code: 972 (52) 642-0126

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07 Submission of Matters to a Vote of Security Holders

On July 26, 2021, Todos Medical Ltd. (the “Company”) held its annual general meeting of shareholders (the “Annual Meeting”). A total of 228,126,664 ordinary shares, constituting a quorum, were represented in person or by valid proxies at the Annual Meeting. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting, as set forth in the Proxy Statement, filed with the Securities and Exchange Commission on June 28, 2021 are as follows:

Proposal 1. The resolution to amend the Company’s Articles of Association: (a) to authorize the creation of 50,000 (fifty thousand) redeemable Preferred A Shares of the Company; (b) to authorize the creation of five thousand (five thousand) redeemable Preferred B Shares of the Company; (c) to increase the Company’s authorized share capital to permit the issuance of a total of up to 5,000,000,000 (five billion) ordinary shares of the Company; and (d) to allow the Company to fulfill relevant provisions of U.S. law in lieu of Israeli law requirements regarding External Directors, if and to the extent allowed to do so under Israeli corporate law and regulation was approved by the stockholders by the votes set forth in the table below:

For	Against	Abstain	Broker Non Vote
191,649,301	29,860,288	6,617,075

Proposal 2. The compensation packages recommended by the Compensation Committee and approved by the Board, including compensation for each of the Company’s currently serving Directors and C-level officers, as well as for the External Directors to be elected at the Annual Meeting was approved by the stockholders by the votes set forth in the table below:

For	Against	Abstain	Broker Non Vote
201,341,354	23,680,383	3,104,927

Proposal 3. The election of Lauren Chung as an External Director of the Company for a term ending on July 26, 2024 and the election of Moshe Schlisser as an External Director of the Company for a term ending July 26, 2024 was approved by the stockholders by the votes set forth in the table below:

For	Against	Abstain	Broker Non Vote
209,278,395	14,070,550	4,777,719

Proposal 4. The re-election of Gerald Commissiong, Dr. Herman Weiss, Daniel Hirsch and Moshe Abramovitz as directors of the Company was approved by the stockholders by the votes set forth in the table below:

For	Against	Abstain	Broker Non Vote
206,671,781	15,938,553	5,516,330

Proposal 5. The extension for an additional year the authority granted to the Company’s Board of Directors to effect a reverse split of the Company’s ordinary shares (as per resolution of the Company’s Shareholders’ Meeting of May 11, 2020), such that the authority so granted shall extend until July 26, 2022, and to expand such authority to include a reverse split of the Company’s entire share capital share at a ratio within the range from 1-for-2 up to 1-for 500, provided that the Company shall not effect reverse share splits that, in the aggregate, exceed 1-for-500 was approved by the stockholders by the votes set forth in the table below:

For	Against	Abstain	Broker Non Vote
197,642,465	30,156,329	327,870

Proposal 6. The adoption of the Company’s 2021 Equity Incentive Plan was approved by the stockholders by the votes set forth in the table below:

For	Against	Abstain	Broker Non Vote
201,966,474	20,288,555	5,871,635

Proposal 7. The appointment of Yarel and Company as the Company’s Auditors for the 2021 financial year was ratified by the stockholders by the votes set forth in the table below:

For	Against	Abstain	Broker Non Vote
210,259,195	11,335,065	6,532,404

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 27, 2021

TODOS MEDICAL LTD.

By:	/s/ Gerald Commissiong
Gerald Commissiong
Chief Executive Officer

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